UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 1 )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

 XG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders to Be Held on November 8, 2016

The Notice of Special Meeting and Proxy Statement
are available at: www.cstproxy.com/xgtechnology/sm2016

This Amendment No. 1 to Schedule 14A (the “Amendment”) amends the definitive proxy statement filed by xG Technology, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on August 19, 2016 (the “Original Filing”), in connection with the solicitation of proxies from the Company’s shareholders (the “Shareholders”) by the Company for the Company’s Special Meeting of Stockholders (the “Special Meeting”), originally scheduled for September 22, 2016, as currently adjourned to October 21, 2016.

The purpose of this Amendment is (i) to change the date of the Special Meeting from October 21, 2016, to November 8, 2016 (ii) to change the date before which the Company’s board of directors shall determine, in their sole discretion, the specific ratio and timing of the reverse stock split, as discussed in the Original Filing, from October 31, 2016, to May 15, 2017, and (iii) to change the location of the Special Meeting from 7771 West Oakland Park Blvd. Suite 225, Sunrise, FL 33351 (the “Original Location”) to 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236. Except as updated below by this Amendment, all information set forth in the Original Filing remains unchanged. Capitalized terms used but not defined herein have the meanings ascribed to them in the Original Filing.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Pursuant to this Amendment, the Shareholders will consider and vote upon a proposal to give the Company’s Board the authority to effect a reverse stock split of all of the outstanding shares of our Common Stock, par value $0.00001 per share, from one-for-three to one-for-twenty, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing an amendment to the Company’s Certificate of Incorporation at any time before May 15, 2017 (the “Reverse Proposal”). All references in the Original Filing to October 31, 2016, in connection with the Reverse Proposal are considered to be amended to May 15, 2017.

Further, pursuant to this Amendment, the date of the Special Meeting shall be changed from October 21, 2016 to November 8, 2016 and the location of the Special Meeting shall be changed from the Original Location to 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236.

This Amendment No. 1, the notice of special meeting, Proxy Statement and proxy card are available at at:  www.cstproxy.com/xgtechnology/sm2016.